UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 13, 2006

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

12333 West Olympic Boulevard Los Angeles, California (Address of principal executive offices)	90064-1021 (Zip Code)
Registrant’s telephone number, including area code: (310) 893-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On December 13, 2006, the Personnel and Compensation Committee of the Board of Directors of Teledyne Technologies Incorporated approved relocation assistance to certain members of management in connection with the move of Teledyne’s headquarters to Thousand Oaks, California, which is expected to take place in the first quarter of 2007. The following executive officers named in the proxy statement for Teledyne’s 2006 annual meeting were among the individuals eligible for relocation assistance: Al Pichelli, Senior Vice President and Chief Operating Officer, Electronics and Communications Segment, and Dale A. Schnittjer, Senior Vice President and Chief Financial Officer. The relocation assistance consists of realtor fees on sale of a home or initial leasing expense, closing cost associated with the purchase of a new home and physical relocation expenses, up to a maximum of $125,000 per individual. In addition, on December 13, 2006, Teledyne approved an increase in the annual salary of John T. Kuelbs, Executive Vice President, General Counsel and Secretary, of $12,500, effective February 2, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated December 15, 2006